Exhibit 99.1

Simulations Plus Reports Second Quarter Fiscal 2025 Financial Results

Total revenue grew 23% year-over-year driven by strong growth in both software and services

Maintains full-year revenue guidance of $90 to $93 million and adjusted diluted EPS of $1.07 to $1.20

RESEARCH TRIANGLE PARK, NC, April 3, 2025 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus”), a leading provider of cheminformatics, biosimulation, simulation-enabled performance and intelligence solutions, and medical communications to the biopharma industry, today reported financial results for its second quarter fiscal 2025, ended February 28, 2025.

Second Quarter 2025 Financial Highlights (as compared to second quarter 2024)

•Total revenue increased 23% to $22.4 million
•Software revenue increased 16% to $13.5 million, representing 60% of total revenue
•Services revenue increased 34% to $8.9 million, representing 40% of total revenue
•Gross profit was $13.1 million; gross margin was 59%
•Net income of $3.1 million and diluted EPS of $0.15 compared to net income of $4.0 million and diluted EPS of $0.20
•Adjusted EBITDA of $6.6 million, representing 29% of total revenue, compared to $7.1 million, representing 39% of total revenue
•Adjusted net income of $6.2 million and adjusted diluted EPS of $0.31, compared to adjusted net income of $6.4 million and adjusted diluted EPS of $0.32

Six Months 2025 Financial Highlights (as compared to six months 2024)

•Total revenue increased 26% to $41.4 million
•Software revenue increased 26% to $24.2 million, representing 59% of total revenue
•Services revenue increased 26% to $17.2 million, representing 41% of total revenue
•Gross profit was $23.3 million; gross margin was 56%
•Net income of $3.3 million and diluted EPS of $0.16 versus net income of $6.0 million and diluted EPS of $0.29
•Adjusted EBITDA of $11.1 million, representing 27% of total revenue, compared to $10.5 million, representing 32% of total revenue
•Adjusted net income of $9.6 million and adjusted diluted EPS of $0.48, compared to adjusted net income of $10.1 million and adjusted diluted EPS of $0.50

Management Commentary

“We delivered strong performance in our second fiscal quarter 2025 with total revenue growing by 23%,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Our software revenue rose 16%, driven by outstanding execution across all of our software platforms. Leading growth this quarter, our Quantitative Systems Pharmacology (QSP) business unit expanded 89%, primarily driven by the addition of a model license in the disease area of atopic dermatitis. Additionally, our Cheminformatics revenues increased by 8%, while our Clinical Pharmacology & Pharmacometrics (CPP) business unit posted a 9% revenue increase.

“Services revenue for the second fiscal quarter grew 34%, with notable strength in our Medical Communications (MC) business unit. Services bookings in our CPP and MC business units were exceptional contributors to the 13% year-over-year increase in our backlog, which ended the quarter at $20.4 million.

“We are pleased with our solid performance in the first half of the year despite the ongoing cost constrained and limited funding environment for our biopharma customers. As we enter the second half of 2025, we believe we are well-positioned to maintain our momentum and are on track to achieve our stated guidance.”

Fiscal 2025 Guidance

Fiscal 2025 Guidance
Revenue	$90M - $93M
Revenue growth	28 - 33%
Software mix	55 - 60%
Adjusted EBITDA margin	31 - 33%
Adjusted diluted EPS	$1.07 - $1.20

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer, and Will Frederick, Chief Financial and Operating Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss the details of Simulations Plus’ performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call me™ link to request a return call. The webcast can be accessed on the investor relations page of the Simulations Plus website https://www.simulations-plus.com/investorscorporate-profile/corporate-profile/ where it will also be available for replay approximately one hour following the call.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

A further explanation and reconciliation of these non-GAAP financial measures is included below and in the financial tables in this release.

The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA and Adjusted Diluted EPS represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted Diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income, operating income, or diluted EPS as indicators of our operating performance or to net cash provided by operating activities as a measure of our liquidity. We believe the Company’s Adjusted EBITDA and Adjusted Diluted EPS measures provide information that is directly comparable to that provided by other peer companies in our industry, but other companies may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA

Adjusted EBITDA represents net income excluding the effect of interest expense (income), provision (benefit) for income taxes, amortization expense, intangible asset amortization, equity-based compensation expense, loss (gain) on currency exchange, goodwill impairment, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share exclude the effect of amortization expense, equity-based compensation expense, loss (gain) on currency exchange, goodwill impairment, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance as well as the income tax provision adjustment for such charges.

The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future.

With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2024 ESG update.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “will”, “can”, “expect,” “anticipate” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Forward looking statements contained in this press release include, but are not limited to, statements about expectations for the second half of 2025 and anticipated projections for fiscal year 2025. Factors that could cause or contribute to such differences include, but are not limited to: our ability to integrate our Adaptive Learning & Insights (ALI) and Medical Communications (MC) business units, our ability to meet our stated guidance, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, general economic, political or geopolitical conditions and changes, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly, annual and current reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per common share amounts)	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Revenues
Software	$13,484	$11,614	$24,199	$19,203
Services	8,948	6,691	17,157	13,602
Total revenues	22,432	18,305	41,356	32,805
Cost of revenues
Software	2,587	1,348	5,225	2,339
Services	6,718	3,736	12,786	7,397
Total cost of revenues	9,305	5,084	18,011	9,736
Gross profit	13,127	13,221	23,345	23,069
Operating expenses
Research and development	2,143	1,312	3,991	2,529
Sales and marketing	3,717	1,949	6,568	3,938
General and administrative	4,555	5,518	9,948	11,200
Total operating expenses	10,415	8,779	20,507	17,667
Income from operations	2,712	4,442	2,838	5,402
Other income	796	810	940	2,256

Income before income taxes	3,508	5,252	3,778	7,658
Provision for income taxes	(434)	(1,223)	(498)	(1,684)
Net income	$3,074	$4,029	$3,280	$5,974

Earnings per share
Basic	$0.15	$0.20	$0.16	$0.30
Diluted	$0.15	$0.20	$0.16	$0.29

Weighted-average common shares outstanding
Basic	20,097	19,975	20,082	19,961
Diluted	20,277	20,315	20,262	20,288

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(26)	(15)	(68)	(69)
Unrealized gains on available-for-sale securities	$—	$—	$4	$—
Comprehensive income	$3,048	$4,014	$3,216	$5,905

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	February 28, 2025	August 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$10,992	$10,311
Accounts receivable, net of allowance for credit losses of $179 and $149	16,493	9,136
Prepaid income taxes	1,375	2,197
Prepaid expenses and other current assets	7,464	7,753
Short-term investments	10,393	9,944
Total current assets	46,717	39,341
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $20,290 and $18,727	12,452	12,499
Property and equipment, net	800	812
Operating lease right-of-use assets	827	1,027
Intellectual property, net of accumulated amortization of $7,659 and $5,490	20,961	23,130
Other intangible assets, net of accumulated amortization of $3,819 and $3,177	22,910	23,210
Goodwill	96,305	96,078
Other assets	455	542
Total assets	$201,427	$196,639
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,206	$602
Accrued compensation	4,431	4,513
Accrued expenses	1,399	2,043
Contracts payable - current portion	—	2,440
Operating lease liability - current portion	313	475
Deferred revenue	3,346	1,996
Total current liabilities	10,695	12,069
Long-term liabilities
Deferred income taxes, net	701	1,608
Operating lease liability - net of current portion	483	531
Total liabilities	11,879	14,208
Commitments and contingencies - note 4	—	—
Shareholders' equity
Preferred stock, $0.001 par value - 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value and additional paid-in capital —50,000,000 shares authorized; 20,111,045 and 20,051,134 shares issued and outstanding	156,229	152,328
Retained earnings	33,634	30,354
Accumulated other comprehensive loss	(315)	(251)
Total shareholders' equity	189,548	182,431
Total liabilities and shareholders' equity	$201,427	$196,639

SIMULATIONS PLUS, INC.
Trended Financial Information (1)
(Unaudited)

(in millions except earnings per share amounts)

	FY24				FY25		FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	YTD
Revenue
Software	$7.589	$11.614	$11.908	$9.913	$10.715	$13.484	$41.024	$24.199
Services	$6.911	$6.691	$6.636	$8.751	$8.209	$8.948	$28.989	$17.157
Total	$14.500	$18.305	$18.544	$18.664	$18.924	$22.432	$70.013	$41.356

Gross Margin
Software	86.9%	88.4%	88.2%	72.4%	75.4%	80.8%	84.2%	78.4%
Services	47.0%	44.2%	41.4%	-4.0%	26.1%	24.9%	29.7%	25.5%
Total	67.9%	72.2%	71.5%	36.6%	54.0%	58.5%	61.6%	56.4%

Income from operations	$0.960	$4.442	$1.880	$(1.151)	$0.126	$2.712	$6.131	$2.838
Operating Margin	6.6%	24.3%	10.1%	-6.2%	0.7%	12.1%	8.8%	6.9%
Net Income	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$9.954	$3.280
Diluted Earnings Per Share	$0.10	$0.20	$0.15	$0.04	$0.01	$0.15	$0.49	$0.16
Adjusted EBITDA	$3.388	$7.135	$5.586	$4.148	$4.493	$6.578	$20.257	$11.071
Adjusted Diluted EPS	$0.18	$0.32	$0.27	$0.18	$0.17	$0.31	$0.95	$0.48
Cash Flow from Operations	$0.162	$5.810	$5.700	$1.600	$(1.274)	$5.669	$13.320	$4.395

Revenue Breakdown by Region
Americas	$10.891	$12.461	$12.428	$14.693	$14.469	$16.112	$50.473	$30.581
EMEA	2.302	4.665	4.513	2.592	2.720	4.806	14.072	7.526
Asia Pacific	1.307	1.179	1.603	1.379	1.735	1.514	5.468	3.249
Total	$14.500	$18.305	$18.544	$18.664	$18.924	$22.432	$70.013	$41.356

Software Performance Metrics
Avg. Revenue per Customer (in thousands)
Commercial	$79.0	$113.0	$97.0	$89.0	$94.0	$124.0

Services Performance Metrics
Backlog (in millions)	$18.910	$18.041	$19.602	$14.091	$17.254	$20.379

(1) Numbers may not foot due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income (1)
(Unaudited)

(in millions)

	FY 2024				FY25		FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	YTD
Net Income	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$9.954	$3.280
Excluding:
Interest income and expense, net	(1.292)	(1.348)	(1.522)	(0.213)	(0.159)	(0.154)	(4.375)	(0.313)
Provision for income taxes	0.461	1.223	0.753	0.020	0.064	0.434	2.457	0.498
Depreciation and amortization	1.091	1.105	1.263	2.206	2.265	2.274	5.665	4.539
Stock-based compensation	1.303	1.585	1.665	1.387	1.589	1.557	5.940	3.146
(Gain) loss on currency exchange	(0.044)	0.098	(0.009)	(0.431)	0.015	(0.002)	(0.386)	0.013
Change in value of contingent consideration	(0.110)	0.440	(0.599)	(1.370)	—	(0.640)	(1.639)	(0.640)
Reorganization expense	—	—	—	—	0.258	0.157	—	0.415
Mergers & Acquisitions expense	0.034	0.003	0.898	1.706	0.255	(0.122)	2.641	0.133
Adjusted EBITDA	$3.388	$7.135	$5.586	$4.148	$4.493	$6.578	$20.257	$11.071
(1) Numbers may not foot due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS (1)
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2024				FY25		FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	YTD
Net Income (GAAP)	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$9.954	$3.280
Excluding:
Amortization	0.991	0.991	1.122	2.059	2.130	2.130	5.163	4.260
Stock-based compensation	1.303	1.585	1.665	1.387	1.589	1.557	5.940	3.146
(Gain) loss on currency exchange	(0.044)	0.098	(0.009)	(0.431)	0.015	(0.002)	(0.386)	0.013
Mergers & Acquisitions expense	0.034	0.003	0.898	1.706	0.255	(0.122)	2.641	0.133
Change in value of contingent consideration	(0.110)	0.440	(0.599)	(1.370)	—	(0.640)	(1.639)	(0.640)
Reorganization expense	—	—	—	—	0.258	0.157	—	0.415
Tax effect on above adjustments	(0.417)	(0.746)	(0.603)	(0.554)	(1.007)	0.041	(2.320)	(0.966)
Adjusted Net income (Non-GAAP)	$3.702	$6.400	$5.611	$3.640	$3.446	$6.195	$19.353	$9.641
Weighted-avg. common shares outstanding:
Diluted	20.279	20.315	20.433	20.338	20.266	20.277	20.301	20.262

Diluted EPS (GAAP)	$0.10	$0.20	$0.15	$0.04	$0.01	$0.15	$0.49	$0.16
Adjusted Diluted EPS (Non-GAAP)	$0.18	$0.32	$0.27	$0.18	$0.17	$0.31	$0.95	$0.48
(1) Numbers may not foot due to rounding